                                                                     [Exhibit 8]

SCHRECK MORRIS
STEVE MORRIS
KRISTINA PICKERING
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101
(702) 382-2101

WACHTELL, LIPTON, ROSEN & KATZ
BERNARD W. NUSSBAUM
ERIC M. ROTH
MARC WOLINSKY
SCOTT L. BLACK
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Attorneys for Plaintiffs
      HILTON HOTELS CORPORATION
      and HLT CORPORATION

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA

------------------------------------------------
HILTON HOTELS CORPORATION

and HLT CORPORATION,                                  Case No. CV-S-
                                                      97-00095-PMP
                                      Plaintiffs,     (RLH)

      -vs-                                            MOTION FOR
                                                      PRELIMINARY
ITT CORPORATION,                                      INJUNCTION

                                      Defendant.
------------------------------------------------

            Pursuant to Rule 65 of the Federal Rules of Civil Procedure, plaintiffs Hilton Hotels Corporation ("Hilton") and HLT Corporation ("HLT") hereby move this Court for an order preliminarily enjoining defendant ITT Corporation ("ITT") from: (a) increasing the size of the ITT Board of Directors or, in the alternative, requiring ITT to give plaintiffs the opportunity to supplement their written notice of intention to nominate individuals for election as ITT directors in the event that ITT does increase the size of its Board, or (b) amending the ITT By-Laws to impede in any way the effective exercise of the stockholder franchise in connection with the election of directors at the 1997 annual meeting of ITT stockholders.

            This motion is based upon the Memorandum of Points and Authorities and the affidavit of Eric M. Roth filed herewith.

Dated: January 27, 1997

                                   SCHRECK MORRIS

                                   By:/s/ Steve Morris
                                      ---------------------------
                                      STEVE MORRIS
                                      KRISTINA PICKERING
                                      1200 Bank of America Plaza
                                      300 South Fourth Street
                                      Las Vegas, Nevada 89101
                                      (702) 382-2101

                                   WACHTELL, LIPTON, ROSEN & KATZ
                                   BERNARD W. NUSSBAUM
                                   ERIC M. ROTH
                                   MARC WOLINSKY
                                   SCOTT L. BLACK
                                   51 West 52nd Street
                                   New York, New York 10019
                                   (212) 403-1000

                                   Attorneys for Plaintiffs
                                      HILTON HOTELS CORPORATION
                                      and HLT CORPORATION

SCHRECK MORRIS
STEVE MORRIS
KRISTINA PICKERING
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101
(702) 382-2101

WACHTELL, LIPTON, ROSEN & KATZ
BERNARD W. NUSSBAUM
ERIC M. ROTH
MARC WOLINSKY
SCOTT L. BLACK
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Attorneys for Plaintiffs
      HILTON HOTELS CORPORATION
      and HLT CORPORATION

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA

------------------------------------------------
HILTON HOTELS CORPORATION

and HLT CORPORATION,

                                      Plaintiffs,
                                                      Case No.
      -vs-

ITT CORPORATION,

                                      Defendant.
------------------------------------------------

                  MEMORANDUM OF POINTS AND AUTHORITIES
                    IN SUPPORT OF PLAINTIFFS' MOTION
                       FOR PRELIMINARY INJUNCTION

            Plaintiff Hilton Hotels Corporation ("Hilton") has today announced that it will commence a tender offer for the stock of ITT Corporation ("ITT"). In conjunction with its tender offer, Hilton is preparing to conduct a proxy contest for control of the ITT Board. The proxy contest will give ITT's shareholders the opportunity to express their support for, and facilitate the consummation of, Hilton's acquisition of ITT. By voting to replace ITT's incumbent directors with Hilton's nominees, ITT's shareholders will enable Hilton to dismantle ITT's "poison pill" and other anti-takeover defenses designed to prevent Hilton (or anyone else) from acquiring control of ITT without the incumbent Board's approval.

            Hilton's ability to conduct a successful proxy contest itself faces a potentially serious obstacle: ITT's own corporate by-laws. The by-laws purport to require Hilton to give ITT written notice of Hilton's intention to nominate its slate for election to the Board -- including information about each of Hilton's nominees -- by February 13, 1997. The by-laws also allow the incumbent ITT Board to increase the size of the Board from its current eleven directors. There is nothing in the by-laws to prevent the Board from increasing its size after Hilton delivers its written notice. Moreover, the by-laws provide no mechanism for Hilton to supplement its written notice to increase the size of its slate in the event that the ITT Board increases the size of the Board after Hilton's notice is received. If ITT increases the size of its Board after February 13, and Hilton is not permitted to field a full slate of nominees for election to the ITT Board, Hilton will not be able to replace the entire ITT Board no matter how many votes Hilton's slate of nominees attracts.

            This motion seeks to forestall any effort by ITT to manipulate or otherwise subvert the process of corporate democracy by frustrating the proxy contest that Hilton is preparing to conduct to replace the ITT Board of Directors. Hilton seeks a preliminary injunction barring ITT from: (a) increasing the size of the ITT Board of Directors or, in the alternative, requiring ITT to give Hilton the opportunity to supplement its written notice of intention to nominate individuals for election as ITT directors in the event that ITT does increase the size of its Board; or (b) amending ITT's corporate by-laws to impede in any way the effective exercise of the stockholder franchise in connection with the election of directors at the 1997 annual meeting of ITT stockholders.

                            BACKGROUND FACTS*

      1. The Parties

            Plaintiff Hilton is a Delaware corporation primarily engaged in the ownership and management of hotels and hotel-casinos. Among the properties owned by Hilton in Nevada are the Las Vegas Hilton, the Flamingo Hilton-

----------
   * The statement of facts is drawn from the Affidavit of Eric M. Roth, sworn to January 27, 1997, submitted in support of plaintiffs' motion.

Las Vegas, the Flamingo Hilton-Reno, the Reno Hilton and Bally's Las Vegas.

            Plaintiff HLT Corporation ("HLT"), a wholly-owned subsidiary of Hilton, is a Delaware corporation, and is the record and beneficial owner of 100 shares of ITT stock.

            Defendant ITT is a Nevada corporation engaged, through subsidiaries, in the hospitality, gaming, entertainment and information services businesses. Among the properties owned by ITT in Nevada are Caesars Palace in Las Vegas and Caesars Tahoe in Stateline.

      2. The Proxy Contest

            In the last quarter of November, 1996, Hilton contacted one of ITT's primary financial advisors to determine whether ITT would be interested in pursuing a business combination with Hilton. ITT's financial advisor reported back that ITT had no interest in pursuing such a combination.

            On January 27, 1997, Hilton announced its intention to commence a tender offer pursuant to which Hilton is seeking to acquire 50.1% of the outstanding shares of ITT stock at $55 per share (the "Tender Offer"). The Tender Offer price represents a 25% premium over the closing trading price of ITT common stock on Friday, January 24, the last trading day before the Tender Offer was announced. Upon consummation of the Tender Offer, plaintiffs intend to acquire the remaining shares of ITT in a second-step merger in which ITT shareholders will receive $55 in Hilton stock for each ITT share that they own (the "Merger").

            ITT has a number of anti-takeover provisions in place. Such provisions include ITT's "rights plan," better known as a "poison pill." Pursuant to ITT's "poison pill," in the event that a third-party like Hilton acquires 15% or more of ITT's shares, all ITT shareholders other than the third-party become entitled to purchase ITT preferred shares at a 50% discount from market value. ITT's former corporate parent has publicly acknowledged that the effect of ITT's "poison pill" is to delay or make it more difficult for an acquiror like Hilton to acquire control of ITT, even if ITT shareholders deem the acquisition to be in their best interests.

            Defendant ITT also has the anti-takeover protections of Nevada Rev. Statutes ss.ss. 78.378 et seq. (the "Control Share Acquisition Statute") and Nevada Rev. Statutes ss.ss. 78.411 et seq. (the "Business Combination Statute"). ITT's former corporate parent has publicly acknowledged that the Control Share Acquisition and Business Combination Statutes may have the effect of preventing a change in management and making it more difficult to accomplish transactions that ITT shareholders may otherwise deem to be in their best interests.

            Under the Control Share Acquisition Statute, a third-party like Hilton that acquires a "controlling interest" in the shares of ITT cannot vote those shares unless: (a) such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation; or (b) the ITT board adopts a by-law opting out of the coverage of the Statute, something which the ITT Board has not done.

            Under the Business Combination Statute, a third-party like Hilton that acquires 10% or more of the voting power of ITT's stock cannot engage in a business combination with ITT for three years unless the acquisition of shares or the business combination is approved by the ITT Board in advance.

            The effect of ITT's anti-takeover devices is to frustrate and impede both the ability of ITT shareholders to decide for themselves whether they wish to receive the compelling benefits of the Tender Offer and the proposed Merger and the ability of Hilton to consummate these transactions.

            Accordingly, in light of ITT's prior rejection of Hilton's attempt to explore a business combination with ITT, plaintiffs are preparing to couple their Tender Offer with a proxy contest to replace ITT's incumbent Board of Directors with individuals nominated by plaintiffs. This strategy is typically employed where, as here, the target company's board of directors has a "poison pill" and other anti-takeover defenses in place. Replacing the incumbent directors through a proxy fight is an efficient way to eliminate the target company's ability to use these anti-takeover defenses. Plaintiffs' nominees for election to the ITT Board will run on a platform of selling ITT to Hilton, subject, of course, to their fiduciary duties to ITT shareholders.

      3. ITT's By-Laws and the Threatened Harm to Plaintiffs

            ITT's Amended and Restated By-Laws (the "By-Laws") purport to give the ITT Board of Directors broad authority with respect to the scheduling and conduct of shareholder meetings and fixing the size of the ITT Board. ITT's former corporate parent has publicly acknowledged that these provisions of the By-Laws "may delay or make more difficult unsolicited acquisitions or changes of control of [ITT]", "could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of [ITT], although such proposals, if made, might be considered desirable by a majority of [ITT's] shareholders" and "may also have the effect of making it more difficult for third parties to cause the replacement of the current management of [ITT] without the concurrence of the [ITT] Board of Directors." Indeed, as written, the By-Laws are susceptible to great abuse because they appear to allow the ITT Board to make it impossible for plaintiffs to compete fairly against the incumbent directors in the forthcoming proxy contest.

            Thus, section 2.2 of the By-Laws provides that "[t]he number of Directors which shall constitute the whole Board shall be such as from time to time shall be determined by resolution adopted by a majority of the entire
Board, the number shall not be less than one nor more than twenty-five. . . ."
Section 2.2 further provides that "[a]ny stockholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given . . . 90 days in advance of the anniversary date of the immediately preceding annual meeting." Since ITT had its 1996 annual meeting on May 14 of last year, under the By-Laws, Hilton and HLT must give written notice of their intention to nominate persons for election as directors on or before February 13, 1997 (i.e., 90 days prior to May 14, 1997). Hilton and HLT intend to give such written notice on a timely basis.

            The ITT Board of Directors has fixed the number of directors at eleven. It is significant to note, however, that Section 2.2 does not provide any mechanism for shareholders to supplement their written notice of intention to nominate a director in the event that the ITT Board votes to increase the size of the ITT Board after the time to provide such notice purportedly has lapsed. Thus, for example, if the ITT Board were to decide at any time after February 13 (the day plaintiffs' notice is due under the By-Laws) to increase the size of the Board to twenty-five directors, the By-Laws do not expressly permit plaintiffs to amend their notice to increase the size of their slate of nominees to twenty-five. It is significant to note that ITT's former corporate parent has publicly acknowledged that "the Board of directors of [ITT] may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees." If plaintiffs are not permitted to field a full slate of nominees for election to the ITT Board, plaintiffs will be rendered incapable of replacing the entire ITT Board.

            If ITT and its directors were to enlarge the size of the Board after February 13 or to take other action designed to impair the ability of ITT shareholders to vote in favor of directors supportive of the Tender Offer and the Merger at the forthcoming annual meeting, plaintiffs would suffer irreparable injury. Plaintiffs' only meaningful chance to unseat the current ITT Board is at the annual meeting. Under the By-Laws and the ITT Articles of Incorporation, neither plaintiffs nor the other ITT shareholders have the ability to call a special meeting of shareholders; special meetings may be called only by ITT's

Chairman or by a majority vote of the Board. Moreover, both the By-Laws and the ITT Articles of Incorporation provide that shareholder action may be effected only at annual or special meetings and may not be effected by written consents.

                                ARGUMENT
                I.  STANDARD OF RELIEF AND APPLICABLE LAW

            The standards applicable on this motion are well-settled and well known to this Court. In order to obtain a preliminary injunction, a party must show either (1) a likelihood of success on the merits and the possibility of irreparable injury, or (2) the existence of serious questions going to the merits and the balance of hardships tipping in the movant's favor. MAI Systems Corp. v. Peak Computer, Inc., 991 F.2d 511, 516-17 (9th Cir. 1993) (citations omitted). These two standards operate on a sliding scale so that "where a party can show a strong chance of success on the merits, he need only show a possibility of irreparable harm. Where, on the other hand, a party can show only that serious questions are raised, he must show that the balance of hardships tips sharply in his favor." Shoen v. Amerco, 885 F. Supp. 1332, 1338 (D. Nev.
1994), modified on other grounds, No. CV-N-94-0475-ECR, 1996 WL 904199 (D. Nev. Oct. 24, 1994) (citations and quotations omitted). Plaintiffs are entitled to injunctive relief under either standard.

II.   PLAINTIFFS HAVE A HIGH LIKELIHOOD OF SUCCESS ON THE MERITS

      A. It is unlawful for a corporate board to interfere with the effective exercise of the shareholders' right to vote.

            Directors' actions affecting shareholders' right to vote are subjected to strict judicial scrutiny. As this Court has explained:

      [S]hareholders normally have only two protections against perceived inadequate business performance. They may sell their stock..., or they may vote to replace incumbent board members. Indeed, one of the justifications for the business judgment rule's insulation of directors liability for almost all of their decisions is that unhappy shareholders can always vote the directors out of office. Thus, interference with shareholder voting is an especially serious matter, not to be left to the directors' business judgment, precisely because it undercuts a primary justification for allowing directors to rely on their judgment in almost every other context
      . . . . [Thus] action designed for the primary purpose of interfering with the effectiveness of a stockholder vote is subject to a standard of review more demanding than the business judgment rule. In such a case, the Board bears the heavy burden of demonstrating a compelling justification for such action.

Shoen, 885 F. Supp. at 1340-41 (citations omitted).** See also Blasius Indus. v. Atlas Corp., 564 A.2d 651, 659 (Del. Ch. 1988) ("The shareholder franchise is the ideological underpinning upon which the legitimacy of directorial power rests . . . the ordinary considerations to which the

----------
      ** ITT is a Nevada corporation, and Nevada corporate law therefore governs this dispute. Horwitz v. Southwest Forest Indus., 604 F. Supp. 1130, 1134 (D. Nev. 1985).

business judgment rule originally responded are simply not present in the shareholder voting context").

            Time and time again courts have enjoined board activity which was taken for the primary purpose of impairing or impeding the effective exercise of the corporate franchise. See, e.g., Shoen, 885 F. Supp. at 1344 (enjoining board from advancing annual meeting date so that meeting could be conducted before an arbitration decision was issued which might render incumbent management unable to control dissident shareholder shares for voting purposes); Blasius, 564 A.2d at 663 (voiding board action which increased size of board taken to offset effects of shareholders' consent which would have potentially resulted in challenging shareholder nominating a majority of new board members); Norlin Corp. v. Rooney, Pace Inc., 744 F.2d 255, 265 (2d Cir. 1984) (enjoining board from voting shares held by corporation's wholly-owned subsidiary and newly-created employee stock option plan so as to solidify management's control of the company); Schnell v. Chris-Craft Indus., 285 A.2d 437, 440 (Del. 1971) (enjoining board from advancing date of shareholder meeting to obstruct shareholder's proxy contest); Aprahamian v. HBO & Co., 531 A.2d 1204, 1208-09 (Del. Ch. 1987) (enjoining board's decision to postpone annual meeting so as to invalidate proxies submitted on behalf of opposing nominees); Lerman v. Diagnostic Data, Inc., 421 A.2d 906, 914 (Del. Ch. 1980)

(enjoining board's adoption of by-law amendment requiring that certain information concerning board candidates, other than management's nominees, be submitted 70 days in advance of the annual meeting, where board announced holding of meeting on 63 days' notice).

            These cases stand for the proposition that board activity taken "practically to preclude effective stockholder action" is deemed "inequitable." Stahl v. Apple Bancorp., Inc., 579 A.2d 1115, 1123 (Del. Ch. 1990). Where a board seeks to engage in inequitable conduct, courts will enjoin the attempted activity even if it is otherwise lawful and within the board's powers under the corporate charter and by-laws. See, e.g., Shoen, 885 F. Supp at 1342 ("inequitable action does not become permissible simply because it is legally possible") (citing Schnell, 285 A.2d at 439); Dolgoff v. Projectavision, Civ. A. No. 14805, 1996 WL 91945 at *7 (Del. Ch. Feb. 29, 1996) ("legal action can be the subject of equitable remedies if taken for the primary purpose of interfering with the effective exercise of the shareholder franchise"); Stroud
v. Grace, 606 A.2d 75, 96 (Del. 1992) ("every valid by-law is always susceptible to potential misuse"); Stahl, 579 A.2d at 1121 ([i]t is an elementary proposition of corporation law that, where they exist, fiduciary duties constitute a network of responsibilities that overlay the exercise of even undoubted legal power"). Moreover, board conduct taken for the primary purpose of entrenchment may be "inequitable" even if the board acts not out of self-interest, but rather with the "subjective good faith" that its action is in the best interest of the shareholders. Shoen, 885 F. Supp. at 1341 n.21; Blasius, 564 A.2d at 658-59.

      B. Any attempt, by the ITT Board to increase the size of its Board before the annual meeting or otherwise impede the effective exercise of the stockholders' franchise at the upcoming annual meeting would be a breach of fiduciary duty.

            The ITT By-Laws are structured in a manner which allows the present eleven-member Board to manipulate the corporate machinery and frustrate the right of ITT shareholders to vote the incumbent Board out of office. Thus, as explained above, Section 2.2 of ITT's By-Laws requires that any shareholder seeking to nominate a person or persons for election to the Board must submit the necessary documentation to the company at least 90 days in advance of the anniversary date of the immediately preceding shareholder meeting, i.e., this year, February 13, 1997. This provision has the effect of "locking in" plaintiffs' February 13 submission of nominees, because, while the By-Laws do not specify when the annual meeting must be held, any shareholder submitting nominees for the annual meeting must do so at least 90 days prior to the anniversary of last year's annual meeting, no matter when the current year's annual meeting is held. When combined with Section 2.2's additional provision enabling the current Board to expand its size to up to 25 members at any time, it becomes apparent that following the submission of Hilton's nominees on or before February 13, the ITT Board will be able to increase the size of the Board to 25 members, and attempt to guarantee the election of a board with at least fourteen directors (and hence a board majority) that it nominated. Any such action would frustrate the ability of ITT shareholders to express their desire to see ITT sold to Hilton through the free exercise of corporate democracy.

            Thus, rather than merely delaying the ability of the shareholders to replace management, an increase in the size of the ITT Board after February 13 could completely preclude the shareholders from electing a board consisting of a majority of directors of their nomination. Courts have had little hesitancy in enjoining such action. For example, in Lerman v. Diagnostic Data, Inc., 421 A.2d 906 (Del. Ch. 1980), after learning of the plaintiff's attempt to wage a proxy contest at the next annual meeting, the target's board amended the by-laws so as to do away with the established, annually recurring meeting date in favor of a provision giving the board the power to fix the date at any time it saw fit, and so as to require that any shareholder nominations for elections to the board be submitted to the company at least 70 days prior to any meeting of stockholders called for the election of directors. Some time thereafter (a considerable time beyond the formerly established annual meeting date, and while the plaintiff was still in the process of filing the necessary information concerning his nominees with the
SEC), the board met and proceeded to announce an annual meeting date 63 days later.

            After the plaintiff sought relief, the Lerman court enjoined the board from holding the meeting as it had planned, finding that "[f]rom the date the board used the power of the amended by-law to fix the date of the annual meeting there was no way in which a DDI shareholder could possibly comply with the accompanying 70-day requirement of [the by-laws]," and thus the amended by-law had "the effect, not so much of giving management an inequitable advantage, but of removing the insurgents from the contest altogether." Id. at 912, 914.*** See also Aprahamian v. HBO & Co., 531 A.2d 1204, 1206 (Del. Ch.
1987) (enjoining postponement of shareholder meeting which would cause opposing proxy votes to expire because "[t]he corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates"). Cf. Shoen, 885 F. Supp. at 1342 ("[t]he unadorned right to cast a ballot in a contest for office, after all, is meaningless without the

----------
      *** The court issued its decision notwithstanding the fact that the plaintiff could have technically complied with the 70-day rule, because it nevertheless found the board's conduct inequitable. Id. at 913.

right to participate in selecting the contestants") (citations omitted).

            Accordingly, the ITT Board should be enjoined from increasing its size at or prior to the annual meeting. At minimum, plaintiffs should be given the opportunity to supplement their written notice of intention to nominate individuals for election of directors in the event that this Court does not enjoin ITT from increasing the size of its Board.**** For similar reasons, the ITT Board should be enjoined from exercising its power to amend the By-Laws in any way that would impede the effective exercise of the shareholder franchise in connection with the annual meeting.

                   II. PLAINTIFFS WILL SUFFER IRREPARABLE HARM

            This Court has held that "the denial or frustration of the right of shareholders to vote their shares or obtain representation on the board of directors amounts to an irreparable injury." Shoen, 885 F. Supp. at 1352 (citations omitted). While the action sought to be enjoined herein may not entirely deny the shareholders the

----------
      **** ITT, in opposing plaintiffs' motion, may attempt to rely on Kidsco, Inc. v. Dinsmore, 674 A.2d 483 (Del. Ch. 1995), aff'd, 670 A.2d 1338 (Del.
1995), where the Delaware court permitted a target's board to temporarily postpone the holding of an annual meeting so as to give it more time to formulate an appropriate response to a hostile takeover offer. In stark contrast to the facts here, the Kidsco board's action did not serve to preclude a shareholder vote, but rather postponed it a mere 25 days. Accordingly, the court found that the board's action was not taken for the purpose of entrenchment "in any meaningful sense." Id. at 493.

right to vote their shares or obtain some representation on the Board, to the extent that it defeats the will of the majority of the shareholders in ousting the present directors and management of ITT, it constitutes irreparable injury. See, e.g., Aprahamian v. HBO & Co., 531 A.2d 1204, 1208 (Del. Ch. 1987).

                                 III. CONCLUSION

            For the reasons set forth above, plaintiffs have established both that they have a strong chance of prevailing on the merits and that they stand to suffer irreparable harm if ITT is allowed to interfere with the effective exercise of the shareholder franchise in connection with the annual 1997 meeting. Accordingly, plaintiffs are entitled to the injunctive relief sought.

Dated:  January 27, 1997
        Las Vegas, Nevada

                                   Respectfully submitted,

                                   SCHRECK MORRIS

                                   By:
                                       /s/ Steve Morris
                                       ---------------------------------
                                       STEVE MORRIS
                                       KRISTINA PICKERING

                                       1200 Bank of America Plaza
                                       300 South Fourth Street
                                       Las Vegas, Nevada 89101
                                       (702) 382-2101

                                   WACHTELL, LIPTON, ROSEN & KATZ
                                   BERNARD W. NUSSBAUM
                                   ERIC M. ROTH
                                   MARC WOLINSKY
                                   SCOTT L. BLACK
                                   51 West 52nd Street
                                   New York, New York 10019
                                   (212) 403-1000

                                   Attorneys for Plaintiffs
                                       HILTON HOTELS CORPORATION
                                       and HLT CORPORATION

SCHRECK MORRIS
STEVE MORRIS
KRISTINA PICKERING
1200 Bank of America Plaza
300 South Fourth Street
Las Vegas, Nevada 89101
(702) 382-2101

WACHTELL, LIPTON, ROSEN & KATZ
BERNARD W. NUSSBAUM
ERIC M. ROTH
MARC WOLINSKY
SCOTT L. BLACK
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Attorneys for Plaintiffs
      HILTON HOTELS CORPORATION
      and HLT CORPORATION

                          UNITED STATES DISTRICT COURT

                               DISTRICT OF NEVADA

------------------------------------------------
HILTON HOTELS CORPORATION

and HLT CORPORATION,

                                      Plaintiffs,
                                                      Case No.
      -vs-

ITT CORPORATION,

                                      Defendant.
------------------------------------------------

                           AFFIDAVIT OF ERIC M. ROTH

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )

            1. I am a member of the firm of Wachtell, Lipton, Rosen & Katz, co-counsel to plaintiffs Hilton Hotels Corporation ("Hilton") and HLT Corporation ("HLT") in this action. I respectfully submit this affidavit in support of plaintiffs' motion for a preliminary injunction.

            2. This action for injunctive relief is brought, inter alia, to forestall any effort by defendant ITT Corporation ("ITT") to manipulate or otherwise subvert the process of corporate democracy by frustrating the proxy contest that plaintiffs plan to conduct to replace the ITT Board of Directors. Plaintiffs seek a preliminary injunction barring ITT from: (a) increasing the size of the ITT Board of Directors or, in the alternative, requiring ITT to give plaintiffs the opportunity to supplement their written notice of intention to nominate individuals for election as ITT directors in the event that ITT does increase the size of its Board; or (b) amending ITT's corporate by-laws to impede in any way the effective exercise of the stockholder franchise in connection with the election of directors at the 1997 annual meeting of ITT stockholders.

The Parties

            3. Plaintiff Hilton is a Delaware corporation with its principal executive offices in Beverly Hills, California. Hilton is primarily engaged in the ownership and management of hotels and hotel-casinos. Several of Hilton's hotel and casino properties are located within the State of Nevada including, among others, the Las Vegas


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

Hilton, the Flamingo Hilton-Las Vegas, the Flamingo Hilton-Reno, the Reno Hilton and Bally's Las Vegas.

            4. Plaintiff HLT is a Delaware corporation with its principal place of business in Beverly Hills, California. HLT is a wholly-owned subsidiary of Hilton and is the record and beneficial owner of 100 shares of the common stock of ITT.

            5. Defendant ITT is a Nevada corporation with its principal executive offices in New York, New York. ITT is engaged, through subsidiaries, in the hospitality, gaming, entertainment and information services businesses. Several of ITT's hotel and casino properties are located within the State of Nevada, including Caesars Palace in Las Vegas and Caesars Tahoe in Stateline. The Proxy Contest

            6. I am advised that, in the last quarter of 1996, Hilton contacted one of ITT's principal financial advisers to determine whether ITT would be interested in pursuing a business combination with Hilton. The ITT adviser reported back that ITT had no interest in pursuing such a combination.

            7. On January 27, 1997, Hilton announced its intention to commence a tender offer pursuant to which it will seek to acquire 50.1% of the outstanding shares of ITT stock at $55 per share (the "Tender Offer"). The Tender Offer price represents a 25% premium over the closing


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

trading price of ITT common stock on Friday, January 24, the last trading day before the announcement. Upon consummation of the Tender Offer, Hilton intends to acquire the remaining shares of ITT in a second-step merger in which ITT shareholders will receive $55 in Hilton stock for each ITT share that they own (the "Merger").

            8. ITT has a number of anti-takeover provisions in place. Such provisions include ITT's "rights plan," better known as a "poison pill." Pursuant to ITT's "poison pill," in the event that a third-party like Hilton acquires 15% or more of ITT's shares, all ITT shareholders other than the third-party become entitled to purchase ITT preferred shares at a 50% discount from market value. ITT's former corporate parent has publicly acknowledged that ITT's "poison pill" "may render an unsolicited takeover of [ITT] more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer [ITT's] shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders of [ITT]."

            9. Defendant ITT also has the anti-takeover protections of Nevada Rev. Statutes ss.ss. 78.378 et seq. (the "Control Share Acquisition Statute") and Nevada Rev. Statutes ss.ss. 78.411 et seq. (the "Business Combination Statute"). ITT's former corporate parent has publicly acknowledged that the Control Share Acquisition and Business

Combination Statutes "may delay or make more difficult acquisitions or changes of control of [ITT]", "may have the effect of preventing changes in the management of [ITT]" and "could make it more difficult to accomplish transactions which [ITT] shareholders may otherwise deem to be in their best interests."

            10. Under the Control Share Acquisition Statute, a third-party like Hilton that acquires a "controlling interest" in shares of ITT cannot vote those shares unless: (a) such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation; or (b) the ITT board adopts a by-law opting out of the coverage of the Statute, something which the ITT Board has not done.

            11. Under the Business Combination Statute, a third-party like Hilton that acquires 10% or more of the voting power of ITT's stock cannot engage in a business combination with ITT for three years unless the acquisition of shares or the business combination is approved by the ITT Board in advance.

            12. The effect of ITT's anti-takeover devices is to frustrate and impede both the ability of ITT shareholders to decide for themselves whether they wish to receive the compelling benefits of the Tender Offer and the proposed Merger and the ability of Hilton to consummate these transactions.

            13. In light of ITT's prior rejection of Hilton's attempt to explore a business combination with ITT, plaintiffs are preparing to couple their Tender Offer with a proxy contest to replace ITT's incumbent Board of Directors with individuals nominated by plaintiffs. This strategy is typically employed where, as here, the target company's board of directors has a "poison pill" and other anti-takeover defenses in place. Replacing the incumbent directors through a proxy fight is an efficient way to eliminate the target company's ability to use these anti-takeover defenses. Plaintiffs' nominees for election to the ITT Board will run on a platform of selling ITT to Hilton, subject, of course, to their fiduciary duties to ITT shareholders.

ITT's By-Laws and the
Threatened Harm to Plaintiffs

            14. ITT's Amended and Restated By-Laws (the "By-Laws") purport to give the ITT Board of Directors broad authority with respect to the scheduling and conduct of shareholder meetings and fixing the size of the ITT Board. ITT's former corporate parent has publicly acknowledged that these provisions of the By-Laws "may delay or make more difficult unsolicited acquisitions or changes of control of [ITT]", "could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of [ITT], although such proposals, if made, might be considered desirable by a majority of [ITT's] shareholders" and "may also have the effect of making it more difficult for third parties to cause the replacement of the current management of [ITT] without the concurrence of the [ITT] Board of Directors." Indeed, as written, the By-Laws are susceptible to great abuse because they appear to allow the ITT Board to make it impossible for plaintiffs to compete fairly against the incumbent directors in the forthcoming proxy contest.

            15. Thus, section 2.2 of the By-Laws provides that '[t]he number of Directors which shall constitute the whole Board shall be such as from time to time shall be determined by resolution adopted by a majority of the entire
Board, but the number shall not be less than one nor more than twenty-five . . .
 ." Section 2.2 further provides that "[a]ny stockholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given . . . . 90 days in advance of the anniversary date of the immediately preceding annual meeting." Since ITT had its 1996 annual meeting on May 14 of last year, under the By-Laws, Hilton and HLT must give written notice of their intention to nominate persons for election as directors on or before February
13, 1997 (i.e., 90 days prior to May 14, 1997). Hilton and HLT intend to give such written notice on a timely basis.

            16. The ITT Board of Directors has fixed the number of directors at eleven. It is significant to note, however, that Section 2.2 does not provide any mechanism for shareholders to supplement their written notice of intention to nominate a director in the event that the ITT Board votes to increase the size of the ITT Board after the time to provide such notice purportedly has lapsed. Thus, for example, if the ITT Board were to decide at any time after February 13 (the day plaintiffs' notice is due under the By-Laws) to increase the size of the Board to twenty-five directors, the By-Laws do not expressly permit plaintiffs to amend their notice to increase the size of their slate of nominees to twenty-five. It is significant to note that ITT's former corporate parent has publicly acknowledged that "the Board of Directors of [ITT] may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees." If plaintiffs are not permitted to field a full slate of nominees for election to the ITT Board, plaintiff will not be able to replace the entire ITT Board no matter how many votes their slate of nominees attracts.

            17. If ITT and its directors were to enlarge the size of the Board after February 13 or to take other action designed to impair the ability of ITT shareholders to vote in favor of directors supportive of the Tender Offer and the

Merger at the forthcoming annual meeting, plaintiffs would suffer irreparable injury. Plaintiffs' only meaningful chance to unseat the current ITT Board is at the annual meeting. Under the By-Laws and the ITT Articles of Incorporation, neither plaintiffs nor the other ITT shareholders have the ability to call a special meeting of shareholders; special meetings may be called only by ITT's Chairman or by a majority vote of the Board. Moreover, both the By-Laws and the ITT Articles of Incorporation provide that shareholder action may be effected only at annual or special meetings and may not be effected by written consents.

            18. As explained in the accompanying Memorandum of Points and Authorities, any effort by the ITT directors to enlarge the size of the ITT Board so as to ensure plaintiffs' defeat in the proxy contest would be violative of Nevada law. Accordingly, defendants should be preliminarily enjoined from increasing the size of the ITT Board of Directors. Alternatively, in the event that ITT increases the size of its Board, it would be violative of Nevada law for ITT to interpret its By-Laws to prohibit plaintiffs from supplementing their written notice to increase the size of plaintiffs' slate of nominees; in such event, ITT should be required to give plaintiffs the opportunity to do so.

            19. Finally, Section 13 of the By-Laws purports to give the ITT Board of Directors broad authority to supplement, amend or repeal the By-Laws or to adopt new by-laws at any regular or special meeting of the ITT Board. As explained in the accompanying Memorandum of Points and Authorities, it would also violate Nevada law for defendants to amend the By-Laws in a manner so as to interfere with ITT shareholders' ability to cast their votes in favor of plaintiffs' nominees. Accordingly, this Court should also enter a preliminary injunction preventing ITT from adopting any such amendment.

                                          /s/ E.M.R*
                                          -----------------------------
                                              Eric M. Roth

Sworn to before me this 27th day of January, 1997.

/s/ Stacey L. Helfman
---------------------------
      Notary Public

      *Facsimile of signature attached. Original in transit from New York City and will be filed on receipt.


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